As filed with the Securities and Exchange Commission on October 29, 2012

Registration No. 333-184352

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT 2 to

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

SILEX HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	______	20-4243532
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

4142 South Harvard Ave., Suite D3

Tulsa, OK 74135

Telephone: (918) 551-7893

 (Address and telephone number of registrant's

principal executive offices)

Ron Brewer

4142 South Harvard Ave., Suite D3

Tulsa, OK 74135

Telephone: (918) 599-9251 ex. 202

 (Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of all Correspondence to:

J.M. Walker & Associates

Attorneys At Law

7841 S. Garfield Way

Centennial, Colorado

Telephone: (303) 850-7637

Facsimile: (303) 482-2731

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [x]

Calculation of Registration Fee

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFER PRICE	AMOUNT OF REGISTRATION FEE
Common Stock (1)	20,000,000	$1.00	$20,000,000	$2,728
Total	20,000,000	$1.00	$20,000,000	$2,728

(1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND IS SUBJECT TO COMPLETION AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Preliminary Prospectus                         Dated October 29, 2012

Silex Holdings, Inc.

Up to a Maximum of 20,000,000 Common Shares

At $1.00 Per Common Share

We are offering for sale a maximum of 20,000,000 common shares in a self-underwritten offering directly to the public at a price of $1.00 per common share.

There is no minimum amount of common shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account.  Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations.

The offering will commence on the effective date of this prospectus and will terminate on or before October 31, 2013.  In our sole discretion, we may terminate the offering before all of the common shares are sold.

There is no market for our securities.  Our common stock is presently not traded on any public market or securities exchange, and we have not applied for listing or quotation on any public market.

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced company reporting requirements.

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 8 IN THIS PROSPECTUS.

Neither the SEC nor any state securities commission has approved these common shares or determined that this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Proceeds of the Offering

	Per Common Share	Total
Offering Price	$1.00	$20,00,000
Proceeds to registrant, before expenses	$1.00	$20,00,000

PROSPECTUS SUMMARY

To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 8 and the financial statements.

General

The registrant was incorporated under the laws of the State of Oklahoma in February 2006.

Operations

The registrant is an emerging company that imports semi-finished building materials, which are then finished locally by subcontractors and sold to end users through a chain of stores.

Common Shares

Outstanding prior

to the Offering

2,581,180

Common Shares

being sold in

this offering

20,000,000

Terms of

Offering

This is a self-underwritten public offering with no minimum purchase requirement.  Common shares will be offered on a best efforts basis and we do not intend to use an underwriter for this offering.  We do not have an arrangement to place the proceeds from this offering in an escrow, trust, or similar account.  Any funds raised from the offering will be immediately available to us for our immediate use.

Termination of the

  Offering

The primary offering will commence on the effective date of this prospectus and will terminate on or before October 31, 2013.  In management’s sole discretion, we may terminate the offering before all of the common shares are sold.

Market for our common

 stock

Our common stock is not quoted on a market or securities exchange.  We cannot provide any assurance that an active market in our common stock will develop.  We intend to quote our common shares on a market or securities exchange.

Use of proceeds

We will use the proceeds of this offering to expand our current business operations and make acquisitions that restructure the company into a holding company for recession resistant business opportunities.  Should we be unable to raise at least $40,000, we would give priority to allocating capital to complete everything necessary to be ready to meet our SEC reporting requirements.  All remaining capital would be used to fund working capital needs, and then to fund acquisitions as they occur.

RISK FACTORS

Our business is subject to numerous risk factors, including the following.

1.  We cannot offer any assurance as to our future financial results.

We were incorporated in February 2006 for the purpose of engaging in the retail and wholesale distribution and installation of kitchen builder products, including granite and other counter tops, cabinets, and other related products.  Although we have been in business for six years and have generated revenue, there is no assurance that we will be able to generate revenues in the future in a manner that will be sufficient for us to become profitable.  There can be no assurance that we will ever achieve profitability.

We do not have a profitable operating history, and as a result, there is a high level of risk in investing in our company.  There is a potential absence of liquidity since there is currently no established public trading market for our securities and an active trading market in our securities may not develop or, even if it is developed, may not be sustained.

2.  Our auditors have expressed a going concern issue that notes our need for capital and/or revenues to survive as a business.  You may lose your entire investment.

Our ability to continue as a going concern is dependent on our ability to further implement its business plan and raise capital.  If we cannot raise sufficient capital with this offering, we do not know if we will be able to continue business operations.  Further, without additional capital, we may have difficulties in meeting the ongoing costs of being a reporting company.  We do not have any reserves set aside for meeting these ongoing costs, and will be using company revenues and funds to meet these costs.

3.  We may not receive enough funding from this offering and may have difficulty obtaining additional funds in the future.

The registrant may require additional financing in the future and a failure to obtain such required financing will inhibit its ability to grow.  The continued growth of this business model may require additional funding from time to time.  Funding would be used for general corporate purposes, which may include acquisitions, investments, repayment of debt and capital expenditures.

Obtaining additional funding would be subject to a number of factors, including market conditions, operational performance and investor sentiment.  These factors may make the timing, amount terms and conditions of additional funding unattractive, or unavailable, to us.  The terms of any future financing may adversely affect the interests of stockholders.

4. If we lose the services of any of our key personnel, we may not be able to operate our business as effectively.

Our success depends on its management team and other key personnel, the loss of any of whom could affect its business operations.  Our future success will depend in substantial part on the continued service of its senior management.

The registrant does not carry key person life insurance in respect to any of its officers or employees.  Our future success will also depend on our continued ability to attract, retain and motivate key staff.  The company cannot assure that it will be able to retain its key personnel or that it will be able to attract, assimilate or retain qualified personnel in the future.

5.  Future regulations may negatively affect our profitability and our ability to continue operations.

There is no assurance that future regulatory, judicial and legislative changes will not have a materially adverse effect on our business or those regulators or third parties will not raise material issues with regard to the company’s business or operation, or our compliance or non-compliance with applicable regulations.  Furthermore, any changes in applicable laws or regulations may have a materially adverse effect on the registrant.

6.  Sustained uncertainty regarding current economic conditions and other factors beyond our control could adversely affect demand for our products and services, our costs of doing business and our financial performance.

Our financial performance depends significantly on the stability of the housing, residential construction and home improvement markets, as well as general economic conditions, including changes in gross domestic product. Adverse conditions in or sustained uncertainty about these markets or the economy could adversely impact consumer confidence, causing our customers to delay purchasing or determine not to purchase home improvement products and services. Other factors – including high levels of unemployment and foreclosures, interest rate fluctuations, fuel and other energy costs, labor and healthcare costs, the availability of financing, the state of the credit markets, including mortgages, home equity loans and consumer credit, weather, natural disasters and other conditions beyond our control – could further adversely affect demand for our products and services, our costs of doing business and our financial performance.

7.  Strong competition could adversely affect prices and demand for our products and services and could decrease our market share.

We operate in markets that are highly competitive. We compete principally based on customer service, price, store location and appearance, and quality, availability and assortment of merchandise. In each market we serve, there are a number of other home improvement stores, electrical, plumbing and building materials supply houses and lumber yards. With respect to some products and services, we also compete with specialty design stores, showrooms, discount stores, local, regional and national hardware stores, mail order firms, warehouse clubs, independent building supply stores and other retailers, as well as with installers of home improvement products. In addition, we face growing competition from online and multichannel retailers. Intense competitive pressures from one or more of our competitors could affect prices or demand for our products and services. If we are unable to timely and appropriately respond to these competitive pressures, including through maintenance of superior customer service and customer loyalty, our financial performance and our market share could be adversely affected.

8.  We may not timely identify or effectively respond to consumer needs, expectations or trends, which could adversely affect our relationship with customers, the demand for our products and services and our market share.

It is difficult to successfully predict the products and services our customers will demand. The success of our business depends in part on our ability to identify and respond promptly to evolving trends in demographics, consumer preferences, expectations and needs and unexpected weather conditions, while also managing inventory levels. Failure to maintain attractive stores and to timely identify or effectively respond to changing consumer preferences, expectations and home improvement needs could adversely affect our relationship with customers, the demand for our products and services and our market share.

9.  The inflation or deflation of commodity prices could affect our prices, demand for our products, our sales and our profit margins.

Prices of certain commodity products, including lumber and other raw materials, are historically volatile and are subject to fluctuations arising from changes in domestic and international supply and demand, labor costs, competition, market speculation, government regulations and periodic delays in delivery. Rapid and significant changes in commodity prices may affect the demand for our products, our sales and our profit margins.

10.  Our offering price is arbitrary and bears no relationship to our assets, earning, or book value.

There is no present public trading market for the Company’s common shares and the price at which the shares are being offered bears no relationship to conventional criteria such as book value or earnings per share.  There can be no assurance that the offering price bears any relation to the current fair market value of the common stock.

11.  Our cash flows from operations may become insufficient to pay our operating expenses.

We cannot assure you that we will be able to maintain sufficient cash flows to fund operating expenses and dividend at any particular level, if at all.  As we continue to raise proceeds from this offering, the sufficiency of cash flow to fund future dividend payments with respect to an increased number of outstanding shares will depend on the pace at which we are able to generate profits.

12.  We may be unsuccessful in implementing required internal controls over financial reporting.

We are not currently required to comply with the SEC’s rules implementing Section 404 of the Sarbanes-Oxley Act of 2002, and are therefore not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose.  Upon becoming a public company, we will be required to comply with the SEC’s rules implementing Section 302 of the Sarbanes-Oxley Act of 2002, which will require our management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting.  We will not be required to make our first assessment of our internal control over financial reporting until the year following our first annual report required to be filed with the SEC.  To comply with the requirements of being a public company, we will need to create information technology systems, implement financial and management controls, reporting systems and procedures and contract additional accounting, finance and legal staff.

Our auditors will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until we are no longer an “emerging growth company” as defined in the JOBS Act if we take advantage of the exemptions available to us through the JOBS Act.

Any failure to develop or maintain effective controls, or any difficulties encountered in our implementation of our internal controls over financial reporting could result in material misstatements that are not prevented or detected on a timely basis, which could potentially subject us to sanctions or investigations by the SEC or other regulatory authorities.  Ineffective internal controls could cause investors to lose confidence in our reported financial information.

13. We may sell additional shares of the registrant in the future, which may dilute the value of your shares.

The registrant may issue equity and debt securities in the future.  These issuances and any sales of additional common shares may have a depressive effect upon the market price of he registrant’s common shares and investors in this offering.  There is no guarantee that shares sold in this offering will maintain the same value as when they were purchased.

14. We will incur increased costs and demands upon management as a result of complying with the laws and regulations affecting public companies, which could adversely affect our results of operations.

As a public company, we will incur legal, accounting and other expenses that we did not incur as a private company, including costs associated with public company reporting and corporate governance requirements.  These requirements include compliance with Section 404 and other provisions of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules implemented by the Securities and Exchange Commission and other applicable securities or exchange-related rules and regulations.  In addition, our management team will also have to adapt to the requirements of being a public company.  We expect complying with these rules and regulations will substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly.

The increased costs associated with operating as a public company will decrease our net income or increase our net loss, and may require us to reduce costs in other areas of our business or increase the prices of our products or services.  Additionally, if these requirements divert our management’s attention from other business concerns, our results of operations could be adversely affected.

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding an annual nonbinding advisory vote on executive compensation and seeking nonbinding stockholder approval of any golden parachute payments not previously approved.  We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We will remain an “emerging growth company” for up to five years, although we would cease to be an “emerging growth company” prior to such time if we have more than $1 billion in annual revenue, more than $700 million in market value of our common stock is held by non-affiliates or we issue more than $1 billion of non-convertible debt over a three-year period.

15. We are an “emerging growth company” and we cannot be certain whether the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding an annual non-binding advisory vote on executive compensation and nonbinding stockholder approval of any golden parachute payments not previously approved.  We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions.  If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  However, we are choosing to opt out of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies.  Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

16.  You may not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

You will be unable to evaluate the economic merit of any environmental, energy, or construction industries before we invest in them and will be entirely relying on the ability of our officers in selecting well-performing industries.  This increases the risk that your investment may not generate returns comparable to our competitors.

17.  The profitability of attempted acquisitions is uncertain.

We intend to acquire environmental, energy, or construction industries selectively.  Acquisition of such industries entails risks that these entities will fail to perform in accordance with expectations.  In undertaking these acquisitions, we will incur certain risks, including the expenditure of funds on, and the devotion of management’s time to, transactions that may not come to fruition.

FORWARD LOOKING STATEMENTS

The statements contained in this prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties.  We have made the forward-looking statements with management’s best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law.  Therefore, the actual experience of the registrant, and results achieved during the period covered by any particular projections and other forward-looking statements should not be regarded as a representation by the registrant, or any other person, that we will realize these estimates and projections, and actual results may vary materially.  We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

PLAN OF DISTRIBUTION

This prospectus relates to the sale of 20,000,000 common shares by the registrant.

There has been no market for our securities.  Our common stock is not traded on any exchange or on the over-the-counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority for our common stock to be eligible for trading on the over-the-counter market.  We do not yet have a market maker who has agreed to file such application.

The Offering

We will sell the 20,000,000 common shares ourselves and do not plan to use underwriters or pay any commissions.  We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares.  No officer or director will receive any compensation for sales made.

In accordance with Rule 3(a) (4) (ii) of the Securities Exchange Act of 1934, our officers and directors primarily perform substantial duties on behalf of the issuer that have no connection to securities transactions.

No officer or director is a broker or dealer or and associated person of a broker or dealer, nor have they been within the preceding 12 months.  No officer or director will participate in selling an offering of securities for any issuer more than once every twelve months other than in reliance on Rule 3(a)(4)(i) and (iii).

There is no plan or arrangement to enter into any contracts or agreements to sell the common shares with a broker or dealer.  Our officers and directors will sell the common shares and intend to offer them to friends, family members and business acquaintances.

There is no minimum amount of common shares we must sell so no money raised from the sale of our common shares will go into escrow, trust or another similar arrangement.

DESCRIPTION OF BUSINESS

The registrant was incorporated under the laws of the State of Oklahoma in February 2006 under the name Silex Interiors, LLC.  In March 2012, the registrant merged with Equitas Companies, Inc., an Oklahoma corporation.  The resulting company, Silex Holdings, Inc., is an Oklahoma Corporation.

We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings.  We have not made any significant purchase or sale of assets, nor has the registrant been involved in any mergers, acquisitions or consolidations.  We are not a blank check registrant as that term is defined in Rule 419(a) (2) of Regulation C of the Securities Act of 1933, because we have a specific business plan and purpose, has been in business for about 5 years and have generated revenues for that period of time. Neither the registrant, nor its officers, directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

Operations:

The registrant imports semi finished building materials for completion and sale.  The semi finished building materials, such as granite countertops,, are finished locally by our subcontractors.  The finished products are sold through a chain of stores owned by the registrant.  We currently own two properties in Oklahoma that we operate as retail stores for our finished products.  We plan on expanding the number of stores in the southwest and mid-west United States.

We are paid for our services on a point of sale basis, and pay subcontractors with the profits from the sale of the finished goods.  For the six months ended June 30, 2012, we received gross profits of $405,857 from the sale of finished building materials.

We are expanding our operations into acquiring environmental, energy and construction and home improvement companies in need of restructure for the purpose of restructuring and resale.  We intend to acquire emerging growth entities within these sectors when their immediate growth and potential returns are transparent.

We are looking for the following qualities for companies within those sectors:

•

Environmental - services utilizing unique clean technology applications and the launching of proven / fully developed green technologies within the environmental sector.

•

 Energy – with a focus in developing / redeveloping economically advantageous oil & gas properties, and alternative energy services.

•

Construction and Home Improvement - modeled for rapid expansion into major markets nationally thru internal expansion and franchising – offering to the residential builder, commercial contractor, and retail customer kitchen cabinets, granite / other counter tops and related products installed. A similar model is Lumber Liquidators.

We have not yet acquired any companies, and our primary source of revenues for the foreseeable future will be the sale of finished building materials through our retail stores.

Properties:

Our administrative offices are currently being provided free of cost by Ron Brewer, our chief operating officer at 4142 South Harvard Ave., Suite D3, Tulsa, OK 74135.  The registrant intends to procure alternative offices after one year of operation.

We currently lease our two retail properties.  Our first property is located at 3701 South Broadway, Edmond, OK 73013.  We have a three year lease with a monthly lease payment of $10,131 for 10,000 square feet.

Our second retail property is located at 1311 East 35 Street, Tulsa, OK 74105.  We have a five year lease with a monthly lease payment of $5,000 for 5,000 square feet.

Competition:

There are a number of companies that are in the business of selling finished building materials.

Our competitors consist primarily of large retail outlets and local contractors and fabricators.  The large retail outlets of building materials have greater selection and the local contractors have greater consumer contact.  We plan to bring our goods to customers at a lower price and with better customer service than both the larger outlets and the local fabricators.

Our competition comes from companies such as:

Home Depot

Lumber Liquidators

Lowes

Operating Strategy:

We focus our operating strategy on the following initiatives:

-

Customer Service: Since we are operating smaller retail stores, our associates have a greater opportunity to understand all of our available products.  We are seeking to maintain competitive wages and incentive opportunities to attract, retain, and motivate our associates.

-

Productivity and Efficiency: While we are smaller than many retail outlets, we are striving for greater efficiency by hiring competent subcontractors and working to meet our customers needs directly, rather than by providing a mass of goods which our customers may not need.

Marketing Strategy:

We intend to market through print, electronic media such as Facebook, and online advertisements.

USE OF PROCEEDS

Any proceeds received from the sale of our common shares will be deposited directly into our operating account.  We will be attempting to raise up to $20,000,000, minus expenses of $35,028, from the sale of our common shares.  These proceeds will be used as follows:

	100%	75%	50%	25%
Gross Proceeds	$20,000,000	$15,000,000	$10,000,000	$5,000,000
Less Offering Expenses	35,028	35,028	35,028	35,028
Net Offering Proceeds	19,964,972	14,964,972	9,964,972	4,964,972

Operating Capital	514,972	514,972	514,972	514,972
Regional Expansion	1,500,000	1,500,000	1,500,000	1,000,000
Acquisition 1 – Energy	5,000,000	5,000,000	5,000,000	1,500,000
Acquisition 1 - Environmental	5,000,000	5,000,000	2,000,000	1,500,000
Acquisition 2 – Energy	2,500,000	2,000,000	0	0
Acquisition 2 – Environmental	2,500,000	0	0	0
Capital Reserve	2,950,000	950,000	950,000	450,000
Net Offering Proceeds	19,964,972	14,964,972	9,964,972	4,964.972

Our offering expenses are comprised of filing fees, printing, legal and accounting expenses.  Our officers and directors will not receive any compensation for their efforts in selling our common shares.

We intend to use the proceeds of this offering in the manner and in order of priority set forth above.  At present, no material changes are contemplated.  Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the new uses.

Should we receive sufficient capital to cover our general operating costs, we intend to use the excess capital for the development of a new product line that uses directed heat flow throughout a building for increased efficiency.

In the event we are not successful in selling a portion of the securities to raise at least $5,000,000, we would give priority to allocating capital to complete everything necessary to be ready to meet our SEC reporting requirements.  Any remaining capital would be used to fund our working capital needs and acquisitions.  If we are unable to raise the funds needed, it is believed that revenue generated by the registrant will not be able to sustain the registrant or be able to meet our reporting requirements.

DETERMINATION OF OFFERING PRICE

Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. We are offering the common shares at a price of $1.00 per common share. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share.  The price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

The offering price was determined arbitrarily based on a determination by the board of directors of the price at which they believe investors would be willing to purchase the shares.  Additional factors that were included in determining the offering price are the lack of liquidity resulting from the fact that there is no present market for our stock and the high level of risk considering our lack of profitable operating history.

DILUTION

Assuming completion of the offering, there will be up to 22,581,180 common shares outstanding.  The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

Funding Level	100%	75%	50%	25%
Offering price	$1.00	$1.00	$1.00	$1.00
Net tangible book value per common share before offering	(0.17)	(0.17)	(0.17)	(0.17)
Increase/Decrease per common share attributable to investors	1.03	1.00	0.93	0.77
Pro forma net tangible book value per common share after offering	0.86	0.83	0.76	0.60
Dilution to investors	0.14	0.17	0.24	0.40
Dilution as a percentage of offering price	14%	17%	24%	40%

Based on 2,581,180 common shares outstanding as of October 26, 2012 and total stockholders’ equity of $(438,630) utilizing June 30, 2012 financial statements.

Further Dilution

The registrant may issue equity and debt securities in the future.  These issuances and any sales of additional common shares may have a depressive effect upon the market price of the registrant’s common shares and investors in this offering.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future.

Instead, we will retain any earnings for use in our business.  This policy will be reviewed by our board of directors from time to time in light of, among other things, our earnings and financial position.

No distribution may be made if, after giving it effect, we would not be able to pay its debts as they become due in the usual course of business; or the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

The board of directors may base a determination that a distribution is not prohibitive either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation of other method that is reasonable in the circumstances.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Our cash balance is $1,563 as of June 30, 2012.  We do not believe our cash balance is sufficient to fund our operations for the current period of time and may have to obtain advances from our officers to continue our operations.  In order to achieve our business plan goals, we will need the funding from this offering.  If the offering is not successful, we will continue with our current operations.

Our independent registered public accountant has issued a going concern opinion.  This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.  We have not generated revenues in the quantities required to continue as a going concern.  There is no assurance we will ever be profitable.

To meet our need for cash reserve we are attempting to raise money from this offering and allocate a portion to cash reserve. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that the business can be expanded without capital being raised.  At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Liquidity and Capital Resources

For the six months ended June 30, 2012, we did not pursue any investing activities.

For the six months ended June 30, 2011, we purchased property and equipment for $17,293 and had an increase in deposits of $4,875.  As a result, we had net cash used in investing activities of $22,168 for the six months ended June 30, 2011.

For the year ended December 31, 2011, we had proceeds from the sale of assets of $14,616 and used $4,559 in cash paid for the purchase of property and equipment.  As a result, we had cash provided by investing activities of $10,057 for the year ended December 31, 2011.

In comparison, for the year ended December 31, 2010, we had proceeds from the sale of assets of $12,132 and used $15,100 in cash paid for the purchase of property and equipment.  As a result, we had cash used by investing activities of $2,968 for the year ended December 31, 2010.

For the six months ended June 30, 2012, we received proceeds from long-term debt of $1,280 and repaid long-term debt of $20,715.  As a result, we had net cash used in financing activities of $19,435 for the six months ended June 30, 2012.

Comparatively, for the six months ended June 30, 2011, we received $3,895 for the repayment of long-term debt and $1,318 for the repayment of notes payable.  We also spent $57,997 for the purchase of treasury stock.  As a result, we had net cash used in financing activities of $51,997 for the six months ended June 30, 2011.

For the year ended December 31, 2011, we received $19,554 from the net proceeds from line-of-credit, and spent $70,055 for the repayment of long-term debt.  We also spent $50,000 in cash paid for the reacquisition of stock, resulting in cash used by financing activities of $100,501 for the year ended December 31, 2011.

Comparatively, for the year ended December 31, 2010, we received $204,568 from the net proceeds from line-of-credit and $92,872 in proceeds from long-term debt.  We spent $236,673 for the repayment of long-term debt, received $40,000 from the proceeds from the issuance of stock, and paid $65,200 for dividends, resulting in cash provided by financing activities of $35,567 for the year ended December 31, 2010.

Results of Operations

For the three months ended June 30, 2012, we had sales of $655,581.  The cost of goods sold was $409,524, resulting in a gross profit of $246,058.  We had general and administrative expenses of $214,736 and selling expenses of $31,431.  We had depreciation expenses of $8,005 and interest expense of $5,643.  As a result, for the three months ended June 30, 2012, we had net loss of $13,757.

Comparatively, for the three months ended June 30, 2011, we had sales of $685,911.  The cost of goods sold was $279,557, resulting in a gross profit of $406,354.  We had general and administrative expenses of $259,051, and selling expenses of $32,060.  We had depreciation expenses of $9,314, interest expense of $7,198, and interest income of $4.  As a result, for the three months ended June 30, 2011, we had net income of $98,735.

For the six months ended June 30, 2012, we had sales of $1,177,258.  The cost of good sold was $771,401, resulting in a gross profit of $405,857.  We had general and administrative expense of $419,711 and selling expenses of $62,079.  We had depreciation expenses of $16,011, interest expense of $9,421, interest income of $3, tax discount sales of $444, and other non-operating income of $171.  As a result, we had a net loss of $100,747 for the six months ended June 30, 2012.

Comparatively, for the six months ended June 30, 2011, we had sales of $1,241,434.  We had a cost of goods sold of $571,397, resulting in a gross profit of $670,037.  We had general and administrative expenses of $499,920 and selling expenses of $60,340.  We had depreciation expenses of $18,012, interest expenses of $14,679, interest income of $53, other non-operating income of $906, and other non-operating expense of $485.  As a result, we had net income of $77,560 for the six months ended June 30, 2011.

The difference between the three and six months ended June 30, 2012 and 2011 was the higher cost of goods sold in 2012 exceeded our revenues, which remained roughly the same between the two years.

For the year ended December 31, 2011, we had net sales of $2,432,469.  We had a cost of goods sold, exclusive of depreciation, of $1,402,129, selling expenses of $188,553, and general and administrative expenses of $948,189.  We had other expenses of $22,066 and interest expenses of $32,325, resulting in a net loss of $160,794 for the year ended December 31, 2011.

Comparatively, for the year ended December 31, 2010, we had net sales of $2,545,934.  We had a cost of goods sold, exclusive of depreciation, of $1,570,271, selling expenses of $146,153, and general and administrative expenses of $1,025,945.  We had other income of $22,057 and interest expenses of $27,950.  As a result, we had a net loss of $202,327 for the year ended December 31, 2010.

The costs between the two years differ only by $41,533 between the two years.  In most respects, the operating and income expenses stayed similar between the two years.

We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Plan of Operation

We believe that we will raise sufficient capital to create a capital reserve and expand the core business on a regional basis. We believe this could take up to 180 days. We intend to concentrate our efforts in raising as much of the desired capital as possible during this period. With remaining capital raised, we will create acquisitions that have proven profits in recession resistant industries; energy and environmental. We do not intend to hire additional employees until appropriate capital has been raised. Our officers and directors will handle our administrative duties. Once the public offering has been completed, our 12 month business plan will consist of the following specific milestones:

1-2 Months:

•

The capital will be raised for adequate capital reserve of the registrant’s current operation

3-6 months

•

The second tranche of capital will be utilized to expand the current business operations into three regional locations that are synergistic with current operations.  This milestone is contingent upon having adequate capital to support the new operations.

7-9 months

•

The third tranche will provide acquisition capital for the first acquisitions in the energy and environmental sectors that offer excellent net operating profits. Our management has extensive experience in those sectors.

10-12 months

•

The final tranche would be utilized for the second acquisitions in the same sectors.

Off-Balance Sheet Arrangements

The registrant had no material off-balance sheet arrangements as of June 30, 2012.

Critical Accounting Policies and Estimates

Management's discussion and analysis of its financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles.  The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.  On an on-going basis, we evaluate our estimates, including those related to the reported amounts of revenues and expenses and the valuation of our assets and contingencies.  We believe our estimates and assumptions to be reasonable under the circumstances.  However, actual results could differ from those estimates under different assumptions or conditions. Our financial statements are based on the assumption that we will continue as a going concern.  If we are unable to continue as a going concern we would experience additional losses from the write-down of assets.

New Accounting Pronouncements

The registrant has adopted all recently issued accounting pronouncements.  The adoption of the accounting pronouncements, including those not yet effective, is not anticipated to have a material effect on the financial position or results of operations of the registrant.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our bylaws provide that the number of directors who shall constitute the whole board shall not be less than one.  The shareholders at any annual meeting may determine the number which shall constitute the Board and the number so determined shall remain fixed until changed at a subsequent annual meeting.  The directors shall be elected at each annual meeting of the shareholders; however, if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose.  All directors shall hold office until their respective successors are elected.

The officers and directors are as follows:

NAME	AGE	POSITIONS HELD	TERM OF OFFICE
Jerry Niblett	49	Chief Executive Officer	June 1, 2012 to present
Mike La Lond	64	Chief Financial Officer	June 1, 2012 to present
Ron Brewer	62	Chief Operating Officer	June 1, 2012 to present
Eric English	42	Director	June 1, 2012 to present
Paul Williams	65	Director	June 1, 2012 to present

Officer and Director information

Jerry Niblett:

Jerry Niblett, our chief executive officer, has held leadership positions in several green energy companies.  Since 2007, he has been a regional manager of Sonoco Logistics Pipeline LP, where he monitors, analyzes, and oversees the operational activities for over 2,000 miles of active transmission and gathering pipelines.  Since 2009, he has been the president of Green Mountain Resources Corp., a small cap privately held energy company.  Since 2010, he has been a managing member of Green Mountain Resources LLC, a subsidiary of Green Mountain Resources Corp, where he is responsible for market strategy, technology development, corporate profitability and accountability to shareholders.  Since 2011, he has been a managing member of Rangeland Energy LLC, another small cap privately held energy company.  Mr. Niblett received a B.S. in Total Quality Management from Friends University in Wichita, KS in 1996.

Mike La Lond:

Mike La Lond, our chief financial officer, has worked as both CFO and as a consultant.  From June 2007 through October 2008, Mr. La Lond was the Vice President and CFO of Lean Gourmet.  From January 2009 through June 2010, he worked as a consultant to the Southbridge Advisory Group.  From June 2010 through December 2010, he was the CFO of US Highland, a recreational powersports company.  Since January 2011, Mr. La Lond has been the president of La Lond Consulting.  Mr. La Lond Received a B.S. and a B.A. from Quincy College in 1970, an M.S. from Illinois State University in 1974, and a Ph.D. from Illinois State University in 1976.

Ron Brewer:

Since 2001, Ron Brewer, our chief operating officer, has been the Managing Director of the Southbridge Advisory Group, an Oklahoma based management services firm focused on merger and acquisition advisory, capital procurement, and management consulting services.  Mr. Brewer studied at the University of Arkansas and the University of Tulsa between 1969 and 1973.

Eric English:

Eric English, one of our directors, has been a board member of Silex Holdings Inc. since June 2012.  Since February 2006, he has been the president of Silex Interiors, an emerging growth company that imports semi-finished building materials at a low cost for delivery to end users.  Mr. English studied at Tulsa Community College in 1988 and 1989.

Paul Williams:

Paul Williams, one of our directors, has been a board member of Silex Holdings Inc. since June 2012.  Since January 2005, he has been visiting faculty with the In His Image Family Practice.  Since February 2008, he has been the president of the International HealthCare Network.  Mr. Williams received a B.S. from Evangel University in 1965 and an M.D. from Washington University School of Medicine in St. Louis Missouri in 1969.

Executive Compensation

The following table set forth certain information as to the compensation paid to our executive officer for the years of 2010 and 2011.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Comp	Nonqualified Deferred Comp Earnings
Eric English	2011	$96,000	n/a	n/a	n/a	n/a	n/a
President	2010	$96,000	n/a	n/a	n/a	n/a	n/a

Jerry J Niblett	2011	$0	n/a	n/a	n/a	n/a	n/a
CEO	2010	$0	n/a	n/a	n/a	n/a	n/a

Make La Lond	2011	$0	n/a	n/a	n/a	n/a	n/a
CFO	2010	$0	n/a	n/a	n/a	n/a	n/a

Ron Brewer	2011	$0	n/a	n/a	n/a	n/a	n/a
COO	2010	$0	n/a	n/a	n/a	n/a	n/a

Paul Williams	2011	$0	n/a	n/a	n/a	n/a	n/a
Director	2010	$0	n/a	n/a	n/a	n/a	n/a

We do not have any standard arrangements by which directors are compensated for any services provided as a director.  No cash has been paid to the directors in their capacity as such.

Outstanding Equity Awards

Our directors and officers do not have unexercised options, stock that has not vested, or equity incentive plan awards.

Options

We do not currently have a stock option plan. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or directors since inception.

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance at this time.  No individual agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any director or any employee or consultant; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by our officer or director or employees or consultants.

Code of Ethics Policy

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors.  In addition to having no nominating committee for this purpose, we currently have no specific audit committee and no audit committee financial expert.  Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Involvement in Certain Legal Proceedings

None of our directors, executive officers and control persons has been involved in any of the following events during the past ten years:

  - Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

   -  Any conviction in a criminal proceeding or being subject to any pending criminal proceeding (excluding traffic violations and other minor offenses);

   - Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities,; or

   - Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Change-In-Control Arrangements

There are currently no employment agreements or other contracts or arrangements with our officers or directors.  There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, directors or consultants that would result from the resignation, retirement or any other termination of any of our directors, officers or consultants.  There are no arrangements for our directors, officers, employees or consultants that would result from a change-in-control.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of our outstanding common shares owned by:

     (i) each person known to us to beneficially own more than 5% of its outstanding common stock,

    (ii) each director,

   (iii) each named executive officer and significant employee, and

    (iv) all officers and directors as a group.

Name and address	Amount	Percentage	Percentage After Offering
J.J. Niblett
4519 West 95th St North Sperry, OK 74073	100,000	3.87%	0.44%

Mike La Lond
928 S Braden Tulsa, OK 74112	100,000	3.87%	0.44%

Ron Brewer
4012 W. Utica St. Broken Arrow, OK 74011	100,000	3.87%	0.44%

Paul Williams
254 Valley View Vista Dr. Pisgah Forest, NC 28768	13,750	0.53%	0.06%

All Officers and Directors As a Group	313,750	12.16%	1.39%

Premere Resources 4142 S Harvard Ave., Suite D3 Tulsa, OK 74135	1,000,000	38.74%	4.43%

Janice Quist 7463 S 227th East Ave Broken Arrow, OK 74014	350,000	13.56%	1.55%

All other 5% owners as a group	1,350,000	52.30%	5.98%

The following table sets forth the number and percentage of our outstanding series A preferred shares owned by:

     (i) each person known to us to beneficially own more than 5% of its outstanding series A preferred shares,

    (ii) each director,

   (iii) each named executive officer and significant employee, and

    (iv) all officers and directors as a group.

Name and Address	Amount	Percentage	Percentage After Offering
Paul R. Williams 254 Valley View Vista Dr. Pisgah Forest, NC 28768	35,000	1.82%	1.82%
All Officers and Directors as a Group (1 person)	35,000	1.82%	1.82%
Equitas Resources, Inc. 3012 East Fourmile Road Cheyenne, WY 82009	1,800,000	93.51%	93.51%
All other 5% owners as a group (1 member)	1,800,000	93.51%	93.51%

The following table sets forth the number and percentage of our outstanding series B preferred shares owned by:

     (i) each person known to us to beneficially own more than 5% of its outstanding series B preferred shares,

    (ii) each director,

   (iii) each named executive officer and significant employee, and

    (iv) all officers and directors as a group.

Name and Address	Amount	Percentage	Percentage After Offering
Eric English 4102 S. 137th W. Ave Sand Springs, OK 74063	175,000	58.33%	58.33%
All Officers and Directors as a Group (1 person)	175,000	58.33%	58.33%
Rail Pro Services, Inc. 4142 S. Harvard Ave Suite D3 Tulsa, OK 74135	125,000	41.67%	41.67%
All other 5% owners as a group (1 member)	125,000	41.67%	41.67%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2011 the Company borrowed $15,000 from Helen English, a related party.

DESCRIPTION OF CAPITAL STOCK

The following statements constitute brief summaries of the registrant's articles of incorporation and bylaws.

 (a) Authorized Shares.  The aggregate number of shares which the corporation shall have the authority to issue is one hundred million shares (100,000,000 shares).  Eighty million (80,000,000) shares shall be designated "Common Stock", and shall have a par value of $.0001.  Twenty million (20,000,000 shares shall be designated "Preferred Stock", and shall have a par value of $.0001 per share, and shall be issued for such consideration, expressed in dollars, as the Board of Directors may, from time to time, determine.

 (b) Consideration for Shares.  All shares of Common Stock and Preferred Stock shall be issued by the corporation for cash, property or services actually performed, for no less than the par value of $.0001 for Common Stock and $.0001 for Preferred Stock.  All shares shall be fully paid and non-assessable.

 (c) Issuance of Preferred Stock.  The Preferred Stock may be issued from time to time in series.  The Board of Directors of the corporation is authorized to establish such series, to fix and determine the variations and the relative rights and preferences as between series, and to thereafter issue such stock from time to time.  The Board of Directors is also authorized to allow for conversion of the Preferred Stock to Common Stock under terms and conditions as determined by the Board of Directors.

Common Stock

The common stock of the registrant has the following powers, rights, qualifications, limitations and restrictions.

    1.    The holders of the common stock shall be entitled to one vote for each share of common stock held by them of record at the time for determining the holders thereof entitled to vote

    2.     After the registrant shall comply with the requirements, if any, with respect to the setting aside of funds as sinking funds or redemption or purchase accounts and subject further to any other conditions which may be affixed in accordance with the provisions hereof, then but not otherwise, the holders of common stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors; and

    3. In the event of a voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the registrant, the holders of the common stock shall be entitled to receive all of the remaining assets of the registrant, tangible and intangible, of whatever kind available for distribution to stock holders, ratably in proportion to the number of common shares held by each.

Preferred Stock

The preferred stock of the registrant has been divided into two series, and have the following powers, rights, qualifications, limitations and restrictions.

Series A preferred stock

    1.    The holders of the Series A preferred stock shall be entitled to one vote for each share of preferred stock held by them of record at the time for determining the holders thereof entitled to vote.

    2.    Each Series A preferred share is convertible into common shares worth an aggregate of $2.00.

    3.    After the registrant shall comply with the requirements, if any, with respect to the setting aside of funds as sinking funds or redemption or purchase accounts and subject further to any other conditions which may be affixed in accordance with the provisions hereof, then but not otherwise, the holders of preferred stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors; and

    4.    In the event of a voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the registrant, the holders of the preferred stock shall be entitled to receive all of the remaining assets of the registrant, tangible and intangible, of whatever kind available for distribution to stock holders, ratably in proportion to the number of preferred shares held by each.

Series B Preferred Stock

    1.    The holders of the Series B preferred stock shall be entitled to one vote for each share of preferred stock held by them of record at the time for determining the holders thereof entitled to vote.

    2.    Each Series B preferred share is convertible into common shares worth an aggregate of $1.00.

    3.    After the registrant shall comply with the requirements, if any, with respect to the setting aside of funds as sinking funds or redemption or purchase accounts and subject further to any other conditions which may be affixed in accordance with the provisions hereof, then but not otherwise, the holders of preferred stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors; and

    4.    In the event of a voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the registrant, the holders of the preferred stock shall be entitled to receive all of the remaining assets of the registrant, tangible and intangible, of whatever kind available for distribution to stock holders, ratably in proportion to the number of preferred shares held by each.

Transfer Agent

The registrant acts as its own transfer agent.  After completion of this offering, the registrant intends to retain a transfer agent.

SHARES ELIGIBLE FOR FUTURE SALE

Upon the date of this prospectus, there are 2,581,180 common shares outstanding of which no common shares may be freely traded without registration.

Upon the effectiveness of this registration statement, up to an additional 20,000,000 common shares may be issued and will be eligible for immediate resale in the public market.

The 2,581,180 common shares currently outstanding are restricted within the meaning of Rule 144 under the Securities Act, and are subject to the resale provisions of Rule 144.

At the present time, re-sales or distributions of such shares are provided for by the provisions of Rule 144.  That rule is a so-called "safe harbor" rule that, if complied with, should eliminate any questions as to whether or not a person selling restricted shares has acted as an underwriter.

Rule 144(d) (1) states that if the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities.

Sales under Rule 144 are also subject to notice and manner of sale requirements and to the availability of current public information and must be made in unsolicited brokers' transactions or to a market maker.

A person who is not an affiliate of the registrant under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least six months is entitled to sell the shares under Rule 144 without regard to the volume, notice, information and manner of sale provisions.  Affiliates must comply with the restrictions and requirements of Rule 144 when transferring restricted shares even after the six month holding period has expired and must comply with the restrictions and requirements of Rule 144 in order to sell unrestricted shares.

No predictions can be made of the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market price prevailing from time to time.  Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant as provided in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

    Item 5(a)

a)  Market Information.  Our common stock is not quoted on a market or securities exchange.  We cannot provide any assurance that an active market in our common stock will develop.  We intend to quote our common shares on a market or securities exchange.

b)  Holders.  At October 29, 2012, there were 46 common shareholders of the registrant.

c)  Dividends.  Holders of the registrant's common stock are entitled to receive such dividends as may be declared by its board of directors.  No dividends on registrant's common stock have ever been paid, and the registrant does not anticipate that dividends will be paid on its common stock in the foreseeable future.

d)  Securities authorized for issuance under equity compensation plans.  No securities are authorized for issuance by the registrant under equity compensation plans.

Plan Category	Number of Securities Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity Compensation Plans Approved by Security Holders	n/a	n/a	n/a
Equity Compensation Plans Not Approved by Security Holders	n/a	n/a	n/a
Total	n/a	n/a	n/a

e)  Performance graph

Not applicable.

f)  Sale of unregistered securities.

Since June 30, 2012, the registrant issued 1,925,000 Series A preferred shares and 300,000 Series B preferred shares for services rendered.  Additionally, since June 30, 2012, the registrant issued 2,825,680 common shares for services rendered.

All of the above securities were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933 to sophisticated investors.

    Item 5(b) Use of Proceeds.  As described herein

    Item 5(c) Purchases of Equity Securities by the issuer and affiliated purchasers.  None.

EXPERTS

The financial statements of the registrant appearing in this prospectus and in the registration statement have been audited by Ronald Chadwick, P.C., an independent registered public accounting firm and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

LEGAL PROCEEDINGS

We are not a party to any legal proceedings the outcome of which, in the opinion of our management, would have a material adverse effect on our business, financial condition, or results of operation.

LEGAL MATTERS

The validity of the common shares being offered hereby will be passed upon by J.M. Walker & Associates, Attorneys At Law, Centennial, Colorado.

WHERE YOU CAN FIND MORE INFORMATION

At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write or call us at:

Silex Holdings Inc.

4142 South Harvard Ave., Suite D3

Tulsa, OK 74135

Telephone: (918) 551-7893 ex. 202

Our fiscal year ends on December 31st.  Upon completion of this offering, we will be a reporting company and file annual, quarterly and current reports with the SEC.

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby.  This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement.  For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules.  Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete.

In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference.  Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov .

Silex Holdings, Inc.

Consolidated Financial Statements

TABLE OF CONTENTS

                                                                                                          Page

                                                                                                           ----

    Consolidated balance sheets for the six months

      ended June 30, 2012 and the year ended December 31, 2011

38

    Consolidated statements of operations for the three

      And six months ended June 30, 2012 and 2011

40

    Consolidated statements of cash flows for the

      Six months ended June 30, 2012 and 2011

41

    Notes to consolidated financial statements

43

REPORT OF INDEPENDENT REGISTERED

    PUBLIC ACCOUNTING FIRM

51

CONSOLIDATED FINANCIAL STATEMENTS

    Consolidated balance sheets for the year ended

        December 31, 2011 and 2010

52

    Consolidated statements of operations for the years

        ended December 31, 2011 and 2010

54

    Consolidated statements of stockholders’ equity for the

       years ended December 31, 2011 and 2010

55

    Consolidated statements of cash flows for the years ended

       December 31, 2011 and 2010

56

    Notes to consolidated financial statements

57

Silex Interiors Inc.

Balance Sheet

June 30, 2012 and December 31, 2011

	June 30, 2012	December 31, 2011
	(Unaudited)
Assets:
Current Assets:
Cash	$ 1,563	$ 0
Accounts Receivable	80,302	44,424
Accounts Receivable Employees	0	1,294
Inventory	95,062	239,785
Other Current Assets	5,236	0
Shareholder Loan	31,600	0
Total Current Assets	213,764	285,503

Property and Equipment
Vehicle	82,801	0
Furniture and Fixtures	27,287	0
Shop Equipment	51,225	0
Leasehold Improvements	1,748	0
Accumulated Depreciation	(101,236)	0
Property and Equipment (net of accumulated depreciation of $58,592 for 2011 and $59,732 for 2010)	0 61,825	104,470 104,470
Total Fixed Assets

Other Assets:
Deposits	27,735	27,735
Prepaid Lease	0	0
Loans to Shareholders	0	31,600
Total Other Assets	27,735	59,335
Total Assets	$303,324	$449,308

Continued on next page

Silex Interiors Inc.

Balance Sheet

June 30, 2012 and December 31, 2011

(Continued from previous page)

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts Payable	$312,040	$274,074
Accrued Liabilities	0	42,632
Cruent Portion of Long-Term Debt	65,129	0
Taxes Payable	65,134	133,085
Credit Cards	0	0
Line of Credit	0	246,006
Current Portion of LTD	0	99,500
Total Current Liabilities	442,304	722,358

Long-Term Liabilities:
Notes Payable	249,006	0
Long-Term Debt	50,645	151,148
Total Long-Term Debt	299,650	151,148
Total Liabilities	741,954	151,148

Stockholders' Equity:
Common Stock, 20,500 Shares authorized, par value $2.00 Issued 2012: 20,500 Issued 2011: 20,500	41,000	41,000
Paid in Capital	0	0
Retained Earnings	(406,205)	(280,198)
Treasury Stock	(73,425)	(185,000)
Total Stockholders Equity	(438,630)	(424,198)
Total Liabilities and Stockholders' Equity	$303,324	$449,308

The accompanying notes are an integral part of these financial statements.

Silex Interiors Inc.

Statement of Operations and Retained Earnings

For the Periods Ended June 30, 2012 and 2011

	Three Months Ended 6/30/12	Three Months Ended 6/30/2011	Six Months Ended 6/30/2012	Six Months Ended 6/30/2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Sales	$655,581	$685,911	$1,177,258	$1,241,434
Cost of Goods Sold	409,524	279,557	771,401	571,397
Gross Profit	246,058	406,354	405,857	670,037

Operating Expense:
General and Administrative	214,736	259,051	419,711	499,920
Selling	31,431	32,060	62,079	60,340
Total Operating Expense	246,167	291,111	481,790	560,260

Operating Income before EBITDA	(109)	(115,243)	(75,933)	(109,777)

Other Income (Expense):
Depreciation	(8,005)	(9,314)	(16,011)	(18,012)
Interest Expense	(5,643)	(7,198)	(9,421)	(14,679)
Interest Income	0	4	3	53
Tax Discount Sales	0	0	444	0
Other Non-Operating Income	0	0	171	906
Other Non-Operating Expense	0	0	0	485
Total Other Income (Expense)	(13,648)	(16,508)	(24,815)	(32,217)

Income Before Provision for Income Taxes	(13,757)	98,735	(100,747)	77,560
Provision for Income Taxes	0	0	0	0
Net Income	$ (13,757	$ 98,735	$(100,747)	$ 77,560
Retained Earnings
Beginning of Period	$(305,457)	$ 22,738	$(305,457)	$ 22,738
Retained Earnings
End of Period	$(319,214)	$121,474	$(406,205)	$100,299

The accompanying notes are an integral part of these financial statements.

Silex Interiors, Inc.

Statement of Cash Flows

For the Periods Ended June 30, 2012 and 2011

	6/30/12	6/30/11
	(unaudited)	(unaudited)
Cash Flows from Operating Activities
Net Income (Loss)	$(13,758)	$(98,735)
Adjustments to reconcile Net Income (Loss) to Net Cash Provided by (used in) operating activities:

Depreciation	8,005	9,193
(Increase) decrease in accounts receivable	(32,707)	(62,592)
(Increase) decrease in inventories	93,491	14,081
Increase (decrease) in Taxes Payable	(15,739)	44,917
Increase (decrease) in accounts payable	16,314	(44,642)
Increase (decrease) in Credit Cords	0	(8,525)
(Increase) decrease in Advances	0	(80)
Net Cash Provided by (Used in) Operating Activities	55,607	51,088

Cash Flows From Investing Activities
Property and Equipment (Purchase) Dispositions	0	(17,293)
Accumulated Depreciation/ Amortization	0	0
(Increase) decrease in Deposits	0	(4,875)
Increase (decrease) Net Purchase Investments	0	0
(Increase) decrease in L.T. Receivables	0	0
Net Cash Provided by (Used In) Investing Activities	0	(22,168)

Cash Flows from Financing Activities
Issuance of Common Stock	0	0
Proceeds from Long-term debt	1,280	0
Repayment of Long-term debt	(20,715)	3,895
Repayment of Notes Payable debt	0	1,318
Additional Paid-in Capital	0	0
Treasury Stock (Purchase) Sale	0	(57,210)
Net Cash Provided by (used in) Financing Activities	(19,435)	(51,997)

Continued on next page

Silex Interiors, Inc.

Statement of Cash Flows

For the Periods Ended June 30, 2012 and 2011

(Continued from previous page)

Net Increase in (Decrease) in Cash and Cash Equivalents	36,172	(23,076)

Cash and Cash Equivalent Beginning of Period	(34,609)	516
Cash and Cash Equivalents End of Period	$ 1,563	$(22,561)

Supplemental Disclosures:
Non Cash Investing and Financing Activities
Interest Paid	3,778	7,481

The accompanying notes are an integral part of the interim financial statements

Silex Interiors, Inc.

Notes to Financial Statements

June 30, 2012 and 2011

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Silex Interiors, Inc. (the Company) has locations Edmond Oklahoma and Tulsa Oklahoma and is engaged in the retail and wholesale distribution and installation of kitchen builder products to include; granite and other counter tops, cabinets, and other related products.

Cash Equivalents

Cash equivalents are represented by operating accounts or money market accounts maintained with insured financial institutions. The Company also considers all highly liquid short-term debt instruments with a maturity of three months or less when purchased to be cash-flow.

Accounts Receivable and Credit Policies

Accounts receivable consist of the unpaid balances due the Company from customers.  At June 30, 2012 and 2011, the Company deems all amounts recorded as collectible and, thus has not provided an allowance for uncollectible amounts

Property and Equipment

Property and equipment is recorded at cost when acquired.  Depreciation is provided principally on the straight-line method over the estimated useful lives of the related assets, which is 3-7 years for equipment, furniture and fixtures, hardware and software.  Leasehold improvements are being amortized over a five year estimated useful life.  Property and equipment consists of the following at June30, 2012 and 2011:

Silex Interiors, Inc.

Notes to Financial Statements

June 30, 2012 and 2011

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

	2012	2011

Vehicles	$82,801	$ 82,801
Equipment	78,512	108505
Leasehold Improvements	1,748	1,748
Total Property and Equipment, at cost	163,061	193,054

Less Accumulated Depreciation	101,236	77,623
Net Property and Equipment	$ 61,825	$115,431

Expenditures for maintenance and repairs are charged to expense as incurred, whereas expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized.

Depreciation for the period ended June 30, 2012 and 2011 was $16,011 and $18,012, respectively.

Revenue Recognition

Revenue is generated from the sale of the builder products and is recorded when earned.  Revenue is earned upon delivery of the unit, or units, to the customer.

Unearned Income

Unearned income represents amounts received in advance for services to be provided to customers where the customer has not yet received the service and license fees received in advance which are recognized over the license term.

Advertising

The Company expenses advertising costs as incurred.  Such costs totaled approximately $62,079 and $60,340 for 2012 and 2011, respectively.

Income Taxes Costs

The Company accounts for income taxes utilizing ASC 740, “Income Taxes” which requires the measurement of deferred tax assets for deductible temporary differences and

Silex Interiors, Inc.

Notes to Financial Statements

June 30, 2012 and 2011

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

operating loss carry-forwards and of deferred tax liabilities for taxable temporary differences.  Measurement of current and deferred tax liabilities and assets is based on provisions of enacted tax law.  The effects of future changes in tax laws or rates are not included in the measurement.  The Company recognizes the amount of taxes payable or refundable for the current year and recognizes deferred tax liabilities and assets for the expected future tax consequences of events and transactions that have been recognized in the Company’s financial statements or tax returns.

The Company files income tax returns in the U.S. federal jurisdiction and in the State of Oklahoma jurisdiction.  Tax years after 2008 remain open to examination by the major taxing jurisdictions in which the Company is subject to tax.

Income computed for financial reporting purposes differs from taxable income due to the effects of temporary differences.  Temporary differences are due primarily to the use of accelerated methods to compute depreciation for income tax reporting purposes.

Stock-Based Compensation:

The Company accounts for stock-based compensation in accordance with ASC 718, “Compensation-Stock Compensation”. ASC 718 requires companies to measure the cost of employee services received in exchange for an award of equity instruments, including stock options, based on the grant-date fair value of the award and to recognize it as compensation expense over the period the employee is required to provide service in exchange for the award, usually the vesting period.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Fair value of financial instruments

The carrying amount of cash and cash equivalents approximates fair value due to the short-term maturity of these instruments. The carrying amounts of accounts receivable

Silex Interiors, Inc.

Notes to Financial Statements

June 30, 2012 and 2011

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

and accounts payable approximate fair value due to their short maturities. The carrying value of the Company's line of credit approximates fair value since the interest rate fluctuates periodically based on a floating interest rate. The carrying value of the Company’s convertible debentures approximates fair value since the interest rate is stated instrument. Management believes that the carrying value of the Company's borrowings approximate fair value based on credit terms currently available for similar debt.

Long-Lived Assets

The Company accounts for long-lived assets in accordance with the provisions of ASC 360-10-35, “Impairment or Disposal of Long-lived Assets”.  This Statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset.  If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.  No impairment charges were incurred during the periods ended June 30, 2012 and 2011.

Impact of Recently Issued Accounting Standards

In August 2010, the FASB issued Accounting Standards Update No. 2010-22, “Accounting for Various Topics”. ASU 2010-22 addresses technical corrections to various SEC paragraphs. The Company is currently evaluating the effect that ASU 2010-21 will have on its financial statements.

In August 2010, the FASB issued Accounting Standards Update No. 2010-21, “Accounting for Technical Amendments to Various SEC Rules and Schedules. ASU 2010-21 amends various SEC paragraphs pursuant to the issuance of Release No. 33-9026: Technical Amendments to Rules, Forms, Schedules and Codification of Financial Reporting Policies. The Company is currently evaluating the effect that ASU 2010-21 will have on its financial statements.

In January 2010, the FASB issued Accounting Standards Update No. 2010-05, “Compensation – Stock Compensation (Topic 718)”. ASU 2010-05 addresses escrowed share arrangements and the presumption of compensation. The Company does not have

Silex Interiors, Inc.

Notes to Financial Statements

June 30, 2012 and 2011

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

escrowed share arrangements and there fore does not expect the adoption of ASU 2010-05 to have a material effect on our financial statements.

In January 2010, the FASB issued Accounting Standards Update No. 2010-06, “Fair Value Measurements and Disclosures (Topic 820) as an update to the April 2009 FASB issued FSP No. FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (“FSP FAS 157-4”).  FSP FAS 157-4 provides guidance on estimating fair value when market activity has decreased and on identifying transactions that are not orderly.  Additionally, entities are required to disclose in interim and annual periods the inputs and valuation techniques used to measure fair value.  This FSP is effective for interim and annual periods ending after June 15, 2009.  The Company does not expect the adoption of ASU No. 2010-06 or FSP FAS 157-4 will have a material impact on its financial condition or results of operation.

Date of Management’s Review

Subsequent events have been evaluated through August 1, 2012 the date the financial statements were available to be issued.

2.  MANAGEMENT’S PLAN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern.

As of June 30, 2012, the Company did not have sufficient current assets to cover the Company’s liabilities as they come due.  This raises substantial doubt about the Company’s ability to continue as a going concern in the near future.

Silex Interiors, Inc.

Notes to Financial Statements

June 30, 2012 and 2011

3.  EARNINGS (LOSS) PER SHARE

The Company has calculated the loss allocable to the common shareholders for 2012 and 2011 as follows:

Numerator:	2012	2011
Net Income (Loss)	-	-
Numerator for basic and diluted	$(100,747)	$77,560

Denominator:

Weighted-average number of common shares outstanding	41,000	41,000

Basic and diluted loss per share	$ (2.46)	$1.89

4.  NOTES PAYABLE

	2012	2011

Line of Credit from Borrego Springs N.A., matures October 2017	$40,726	$46,694
Note Payable to The First National Bank and Trust Company of Broken Arrow, monthly. Payments of approximately $527.00, matures November 2016, collateralized by two fork lifts and a grinder	28,440	34,385
Note Payable to ONB Bank and Trust, monthly payments of approximately $900 at 5.25%, matures June 2013, collateralized by vehicles	7,899	21,987
Note Payable to ONB Bank and Trust, monthly. Payments of approximately $300 at 6%, matures January 2014	4,614	7,998
Line of Credit from ONB Bank and Trust, prime plus 5%, 5.25% at December 31, 2011, matures September 2013	17,815	41,449
Note Payable to ONB Bank and Trust, 6% interest only payments until maturity, which is March 2012	249,006	95,535
Note Payable to, an individual, 10% interest only due March 2012, principal and unpaid due on maturity date, March 2013	15,000	15,000

Silex Interiors, Inc.

Notes to Financial Statements

June 30, 2012 and 2011

4.  NOTES PAYABLE (Continued)

Total	363,500	263,048

Less estimated current maturities of long-term debt	65,129	42,729

Net Long-term Debt	$298,371	$ 220,319

The estimated current maturities of long-term notes payable as of June 30, 2012 were:

2012	$65,129
2013	86,300
2014	13,500
2015	14,000
2016	14,500

5.  RELATED PARTY TRANSACTIONS

During 2012 and 2011, the Company had one related party transactions from the Company’s shareholders.

During 2011 the Company borrowed $15,000 from Helen English, a related party.

6.  LEASES

On November 2, 2010 the Company entered into a lease agreement for office and showroom space in Edmond Oklahoma. The lease is a three-year period, which began on December 1, 2010, and expires on November 30, 2013.

The minimum Lease payments for the two year subsequent to December 31, 2011 are:

2012

$108,750

2013

$107,250

Silex Interiors, Inc.

Notes to Financial Statements

June 30, 2012 and 2011

7.  OTHER INCOME (EXPENSE)

The caption “Other Income (Expense) for the years ended June 30, 2012 and 2011 consisted of:

	2012	2011
Other Income:
Sales Tax Discount	$444	$ -
Other Income	171	906
Interest Income	3	58
Total Other Income	618	964

Other Expense:
Loss on sale of assets		22,359
Sales Tax Adjustments		671
Total Other Expense		23,030

Other Income (Expense)	$618	$22,066)

8.  NONCASH INVESTING AND FINANCING ACTIVITIES

Investing Activities

For the year ended June30, 2011, the Company acquired property and equipment in the amount of $18,000 by borrowing funds for the property and equipment.

Financing Activities

During the year ended June 30, 2011, the Company reacquired 20,500 shares of its outstanding stock by issuing a note payable of $125,000, giving up rights to a vehicle valued at $10,000 as part of the repurchase agreement.  The total value of the reacquired stock was $185,000 of which $50,000 was paid in cash.

9.  CONTINGENCIES

There were no significant contingencies in existence at June 30, 2012.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Silex Interiors, Inc.

Tulsa, Oklahoma

We have audited the accompanying balance sheet of Silex Interiors, Inc. (the “Company”) as of    December 31, 2011 and 2010, and the related statements of income stockholders’ equity, and cash flows for the years then ended.  Silex’s management is responsible for these financial statements, for maintaining effective internal control over financial reporting, and its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Form S-1.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Silex Interiors, Inc. as of December 31,  2011  and 2010, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

Hood & Associates CPAs, P.C.

Certified Public Accountants

Tulsa, Oklahoma

October 1, 2012

SILEX INTERIORS, INC.

Consolidated Balance Sheets

December 31, 2011 and 2010

	2011	2010
ASSETS:
Current Assets:
Cash	$-	$-
Accounts Receivable	44,424	47,143
Accounts Receivable Employees	1,294	320
Inventory	239,785	296,671
	285,503	344,134
Property and Equipment:
Property and Equipment (net of accumulated depreciation of $58,592 for 2011 and $59,732 for 2010)	104,470	116,029

Other Assets:
Deposits	27,735	25,707
Loans to Shareholders	31,600	63,200
	59,335	88,907
Total Assets	$449,308	$549,071

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$274,074	$186,687
Accrued Liabilities	102,778	42,632
Line of Credit	246,006	226,451
Current Portion of LTD	99,500	42,729
	722,358	498,499
Long-term Liabilities:
Long-term Debt (net of current portion)	151,148	128,975

(Continued on next page)

SILEX INTERIORS, INC.

Consolidated Balance Sheets

December 31, 2011 and 2010

Stockholders' Equity:
Common Stock, $1 par, 50,000 shares authorized, 41,000 shares issued, 20,500 shares outstanding at December 31, 2011 and 41,000 outstanding at December 31, 2010	41,000	41,000
Paid in Capital	-	-
Retained Earnings (Deficit)	(280,198)	(119,404)
	(239,198)	(78,404)
Treasury Stock, 20,500 shares at cost	(185,000)	-
Total Stockholders' Equity	(424,198)	(78,404)
Total Liabilities and Stockholders' Equity	$449,308	$549,071

The accompanying notes are an integral part of the consolidated financial statements.

SILEX INTERIORS, INC.

Consolidated Statements of Operations

For the Years Ended December 31, 2011 and 2010

	2011	2010

Net Sales	$2,432,469	$2,545,934

Operating Expenses:
Cost of Goods Sold (exclusive of depreciation)	1,402,129	1,570,271
Selling	188,553	146,153
General and Administrative	948,189	1,025,945

Total Operating Expenses	2,538,872	2,742,369

Operating Income (Loss)	(106,402)	(196,434)

Other Income (Expense)	(22,066)	22,057

Interest Expense	32,325	27,950

Net Income (Loss)	$(160,794)	$(202,327)

Earnings per share - basic and diluted	$(7.84)	$(4.93)

The accompanying notes are an integral part of the consolidated financial statements.

SILEX INTERIORS, INC.

Statements of Stockholders’ Equity

For the Years Ended December 31, 2011 and 2010

	Common Stock
	Shares	Amount	Additional Paid in Capital	Retained Earnings (Deficit)	Treasury Stock	Total Stockholders' Equity

Balance December 31, 2009	1,000	$1,000	$-	$82,923	$-	$83,923
Issuance of stock	40,000	40,000				40,000
Net Income (Loss)				(202,327)		(202,327)

Balance December 31, 2010 (Restated)	41,000	$41,000	$-	$(119,404)	$-	$(78,404)

Net Income (Loss)				(160,794)		(160,794)
Acquisition of Treasury Stock					(185,000)	(185,000)

Balance December 31, 2011	41,000	$41,000	$-	$(280,198)	$(185,000)	$(424,198)

The accompanying notes are an integral part of the consolidated financial statements.

SILEX INTERIORS, INC.

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2011 and 2010

	2011	2010
Net (Loss)	$(160,794)	$(202,327)

Adjustments to reconcile net loss
to cash provided (used) by operating activities
Depreciation	30,871	32,953
(Gain) on sale of assets	-	(7,513)
Loss on sale of assets	22,359	-
(Increase) decrease in accounts receivable	1,745	50,926
(Increase) decrease in inventory	56,887	18,926
(Increase) decrease in other assets	(2,028)	(19,422)
Increase (decrease) in accounts payable	87,388	54,735
Increase (decrease) in accrued liabilities	54,016	13,585
Total adjustments	251,238	144,190
Cash provided (used) by operating activities	90,444	(58,137)

Investing Activities:
Proceeds from sale of assets	14,616	12,132
Cash paid for the purchase of property and equipment	(4,559)	(15,100)
Cash provided (used) by investing activities	10,057	(2,968)

Financing Activities:
Net proceeds from line-of-credit	19,554	204,568
Proceeds from long-term debt	-	92,872
Repayment of long-term debt	(70,055)	(236,673)
Proceeds from issuance of stock	-	40,000
Dividends paid	-	(65,200)
Cash paid for reacquisition of stock	(50,000)	-
Cash provided (used) by financing activities	(100,501)	35,567

Increase (decrease) in cash	-	(25,538)

Cash, beginning of year	-	25,538
Cash, end of year	$-	$-

The accompanying notes are an integral part of the consolidated financial statements.

Silex Interiors, Inc.

Notes to Financial Statements

December 31, 2011 and 2010

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Silex Interiors, Inc. (the Company) has locations Edmond Oklahoma and Tulsa Oklahoma and is engaged in the retail and wholesale distribution and installation of kitchen builder products to include; granite and other counter tops, cabinets, and other related products.

Cash Equivalents

Cash equivalents are represented by operating accounts or money market accounts maintained with insured financial institutions. The Company also considers all highly liquid short-term debt instruments with a maturity of three months or less when purchased to be cash-flow.

Accounts Receivable and Credit Policies

Accounts receivable consist of the unpaid balances due the Company from customers.  At December 31, 2011 and 2010, the Company deems all amounts recorded as collectible and, thus has not provided an allowance for uncollectible amounts.

Property and Equipment

Property and equipment is recorded at cost when acquired.  Depreciation is provided principally on the straight-line method over the estimated useful lives of the related assets, which is 3-7 years for equipment, furniture and fixtures, hardware and software.  Leasehold improvements are being amortized over a five year estimated useful life.  Property and equipment consists of the following at December 31, 2011 and 2010:

	2011	2010

Vehicles	$51,046	$ 47,275
Equipment	110,269	128,486
Leasehold Improvements	1,748	-
Total Property and Equipment, at cost	163,062	175,761

Less Accumulated Depreciation	93,158	65,642
Net Property and Equipment	$ 69,904	$110,119

Expenditures for maintenance and repairs are charged to expense as incurred, whereas expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized.

Depreciation for the years ended December 31, 2011 and 2010 was $111,709 and $99,444, respectively.

Revenue Recognition

Revenue is generated from the sale of the builder products and is recorded when earned.  Revenue is earned upon delivery of the unit, or units, to the customer.

Unearned Income

Unearned income represents amounts received in advance for services to be provided to customers where the customer has not yet received the service and license fees received in advance which are recognized over the license term.

Advertising

The Company expenses advertising costs as incurred.  Such costs totaled approximately $0 and $50,094 for 2011 and 2010, respectively.

Income Taxes Costs

The Company accounts for income taxes utilizing ASC 740, “Income Taxes” which requires the measurement of deferred tax assets for deductible temporary differences and operating loss carry-forwards and of deferred tax liabilities for taxable temporary differences.  Measurement of current and deferred tax liabilities and assets is based on provisions of enacted tax law.  The effects of future changes in tax laws or rates are not included in the measurement.  The Company recognizes the amount of taxes payable or refundable for the current year and recognizes deferred tax liabilities and assets for the expected future tax consequences of events and transactions that have been recognized in the Company’s financial statements or tax returns.

The Company files income tax returns in the U.S. federal jurisdiction and in the State of Oklahoma jurisdiction.  Tax years after 2007 remain open to examination by the major taxing jurisdictions in which the Company is subject to tax.

Income computed for financial reporting purposes differs from taxable income due to the effects of temporary differences.  Temporary differences are due primarily to the use of accelerated methods to compute depreciation for income tax reporting purposes.

Stock-Based Compensation:

The Company accounts for stock-based compensation in accordance with ASC 718, “Compensation-Stock Compensation”. ASC 718 requires companies to measure the cost of employee services received in exchange for an award of equity instruments, including stock options, based on the grant-date fair value of the award and to recognize it as compensation expense over the period the employee is required to provide service in exchange for the award, usually the vesting period.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Fair value of financial instruments

The carrying amount of cash and cash equivalents approximates fair value due to the short-term maturity of these instruments. The carrying amounts of accounts receivable and accounts payable approximate fair value due to their short maturities. The carrying value of the Company's line of credit approximates fair value since the interest rate fluctuates periodically based on a floating interest rate. The carrying value of the Company’s convertible debentures approximates fair value since the interest rate is stated instrument. Management believes that the carrying value of the Company's borrowings approximate fair value based on credit terms currently available for similar debt.

Long-Lived Assets

The Company accounts for long-lived assets in accordance with the provisions of ASC 360-10-35, “Impairment or Disposal of Long-lived Assets”.  This Statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset.  If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.  No impairment charges were incurred during the periods ended December 31, 2011 and 2010.

Impact of Recently Issued Accounting Standards

In August 2010, the FASB issued Accounting Standards Update No. 2010-22, “Accounting for Various Topics”. ASU 2010-22 addresses technical corrections to various SEC paragraphs. The Company is currently evaluating the effect that ASU 2010-21 will have on its financial statements.

In August 2010, the FASB issued Accounting Standards Update No. 2010-21, “Accounting for Technical Amendments to Various SEC Rules and Schedules. ASU 2010-21 amends various SEC paragraphs pursuant to the issuance of Release No. 33-9026: Technical Amendments to Rules, Forms, Schedules and Codification of Financial Reporting Policies. The Company is currently evaluating the effect that ASU 2010-21 will have on its financial statements.

In January 2010, the FASB issued Accounting Standards Update No. 2010-05, “Compensation – Stock Compensation (Topic 718)”. ASU 2010-05 addresses escrowed share arrangements and the presumption of compensation. The Company does not have escrowed share arrangements and there fore does not expect the adoption of ASU 2010-05 to have a material effect on our financial statements.

In January 2010, the FASB issued Accounting Standards Update No. 2010-06, “Fair Value Measurements and Disclosures (Topic 820) as an update to the April 2009 FASB issued FSP No. FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (“FSP FAS 157-4”).  FSP FAS 157-4 provides guidance on estimating fair value when market activity has decreased and on identifying transactions that are not orderly.  Additionally, entities are required to disclose in interim and annual periods the inputs and valuation techniques used to measure fair value.  This FSP is effective for interim and annual periods ending after June 15, 2009.  The Company does not expect the adoption of ASU No. 2010-06 or FSP FAS 157-4 will have a material impact on its financial condition or results of operation.

Date of Management’s Review

Subsequent events have been evaluated through August 1, 2012 the date the financial statements were available to be issued.

2.  MANAGEMENT’S PLAN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern.

As of December 31, 2011, the Company did not have sufficient current assets to cover the Company’s liabilities as they come due.  This raises substantial doubt about the Company’s ability to continue as a going concern in the near future.

3.  EARNINGS (LOSS) PER SHARE

The Company has calculated the loss allocable to the common shareholders for 2011 and 2010 as follows:

Numerator:	2011	2010
Net Income (Loss)	-	-
Numerator for basic and diluted	$(131,027)	$(205,705)

Denominator:

Weighted-average number of common shares outstanding	42,000	42,000

Basic and diluted loss per share	$ (3.12)	$(4.90)

4.  NOTES PAYABLE

	2011	2010

Line of Credit from Borrego Springs N.A., matures October 2017	$43,763	$49,765
Note Payable to The First National Bank and Trust Company of Broken Arrow, monthly. Payments of approximately $527.00, matures November 2016, collateralized by two fork lifts and a grinder	31,600	31,210
Note Payable to ONB Bank and Trust, monthly payments of approximately $900 at 5.25%, matures June 2013, collateralized by vehicles	15,597	28,305
Note Payable to ONB Bank and Trust, monthly. Payments of approximately $300 at 6%, matures January 2014	6,503	9,918
Line of Credit from ONB Bank and Trust, prime plus 5%, 5.25% at December 31, 2011, matures September 2013	32,741	52,506
Note Payable to ONB Bank and Trust, 6% interest only payments until maturity, which is March 2012	246,006	210,151
Note Payable to, an individual, 10% interest only due March 2012, principal and unpaid due on maturity date, March 2013	15,000	-
Note Payable, an individual, 6%, monthly payments of approximately $4,500, matures November 2013	105,444	-

Total	496,654	381,855
Less ONB Bank and Trust note considered short-term	246,006	210,151
Less estimated current maturities of long-term debt	99,500	42,729

Net Long-term Debt	$151,148	$ 128,975

The estimated current maturities of long-term notes payable as of December 31, 2011 were:

2012	$99,500
2013	86,300
2014	13,500
2015	14,000
2016	14,500

5.  RELATED PARTY TRANSACTIONS

During 2011 and 2010, the Company had one related party transactions from the Company’s shareholders.

During 2011 the Company borrowed $15,000 from Helen English, a related party.

6.  LEASES

On November 2, 2010 the Company entered into a lease agreement for office and showroom space in Edmond Oklahoma. The lease is a three-year period, which began on December 1, 2010, and expires on November 30, 2013.

The minimum Lease payments for the two year subsequent to December 31, 2011 are:

2012

$108,750

2013

$107,250

7.  OTHER INCOME (EXPENSE)

The caption “Other Income (Expense) for the years ended December 31, 2011 and 2010 consisted of:

	2011	2012
Other Income:
Gain on sale of assets	$ -	$ 7,513
Other Income	906	16,249
Interest Income	58	101
Total Other Income

Other Expense:
Loss on sale of assets	22,359	0
Sales Tax Adjustments	671	1,805
Total Other Expense

Other Income (Expense)	$)	$

8.  NONCASH INVESTING AND FINANCING ACTIVITIES

Investing Activities

For the year ended December 31, 2011, the Company acquired property and equipment in the amount of $18,000 by borrowing funds for the property and equipment.  For the year ended December 31, 2010, the Company had noncash investing activities in the amount of $48,445.  Property and equipment was obtained during 2010 by borrowing funds.

Financing Activities

During the year ended December 31, 2011, the Company reacquired 20,500 shares of its outstanding stock by issuing a note payable of $125,000, giving up rights to a vehicle valued at $10,000 as part of the repurchase agreement.  The total value of the reacquired stock was $185,000 of which $50,000 was paid in cash.

9.  CONTINGENCIES

There were no significant contingencies in existence at December 31, 2011.

Up to a Maximum of 20,000,000 Common Shares

at $1.00 per Common Share

Prospectus

Silex Holdings Inc.

October 29, 2012

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

Until ________ 2013, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered.

The registrant shall pay the expenses.

SEC Registration Fee	$ 2,728.00
Printing and Engraving Expenses	$ 1,500.00
Legal Fees and Expenses	$25,000.00
Accounting Fees and Expenses	$ 5,000.00
Miscellaneous	$ 800.00
TOTAL	$35,028.00

Item 14.  Indemnification of Directors and Officers

The corporation shall indemnify any officer or director or any former officer or director, to the full extent permitted by law.  We shall indemnify any officer or director in connection with any proceedings, including appeals, if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and they had no reasonable cause to believe that his or her conduct was unlawful.  The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in the best interests of the corporation or had reasonable cause to believe that his or her conduct was unlawful.

At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or preceding that may result in a claim for indemnification.

We do not have any insurance policies covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 15.  Recent Sales of Unregistered Securities

There have been no recent sales of unregistered securities.

Item 16.  Exhibits and Financial Statement Schedules

The following exhibits are filed as part of this registration statement:

Exhibit          Description

   3

     Articles of Incorporation, By-Laws

         (i)      Articles of Incorporation and amendment.

                     (ii)     By-Laws.

   5            Consent and Opinion of Jody M. Walker, Attorney at Law regarding the legality of the securities being registered

  11           Statement of Computation of Per Share Earnings

                    This Computation appears in the Financial Statements.

  23           Consent of Certified Public Accountant.

Item 17.  Undertakings

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        i. To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

        ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

        iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

       (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

       (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

       (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

       (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

     (b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes that:

       (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

       (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, Silex Holdings Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Tulsa, state of Oklahoma on the 29th day of October, 2012

Silex Holdings Inc.

By: /s/ Jerry J. Niblett

            Jerry J. Niblett

            Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

By:  /s/Jerry J. Niblett                              Dated: October 29, 2012

           Jerry J. Niblett

           Chief Executive Officer

By:  /s/Michael La Lond                          Dated: October 29, 2012

            Michael La Lond

            Chief Financial Officer